Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 9, 2020, with respect to the consolidated financial statements of Grid Dynamics International, Inc. included in this amendment to the Registration Statement and Prospectus. We consent to the use of the aforementioned report in this amendment to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

San Francisco, California

June 1, 2020